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                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
-----------     ------------                                    -----------

5(c)(iv)        Form of Administration Agreeement               99.B5(c)(iv)
                between PIMCO Advisors L.P. and Pacific
                Investment Management Company
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                           ADMINISTRATION AGREEMENT

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     ADMINISTRATION AGREEMENT, made as of the 14th day of January 1997, between
PIMCO Advisors L.P., a Delaware limited partnership ("PALP"), and Pacific Investment Management Company, a Delaware general partnership (the "Administrator" or "PIMCO").

                                  WITNESSETH

     WHEREAS, PALP has administration/management agreements (the "PALP Administration Agreements") with PIMCO Funds: Multi-Manager Series, a Massachusetts business trust ("PFMMS") and Cash Accumulation Trust, a Massachusetts business trust ("CAT") and PIMCO has an Administration Agreement (the "PIMCO Administration Agreement") with PIMCO Funds: Pacific Investment Management Series, a Massachusetts business trust ("PIMS") (the PALP Administration Agreements and the PIMCO Administration Agreement are collectively the "Administration Agreements" and PFMMS, PIMS and CAT are each a "Trust" and, collectively, the "Trusts");

     WHEREAS, each Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, PFMMS and PIMS have each established multiple series and CAT has established a single series (each such series a "Fund" and, collectively the "Funds");

     WHEREAS, PALP, pursuant to the PALP Administration Agreements, provides various administrative and other services to PFMMS and CAT, and PIMCO pursuant to the PIMCO Administration Agreement provides various administrative and other services to PIMS;

     WHEREAS, on or after the effective date of this Agreement, each Fund of PFMMS and PIMS may offer five classes of shares: Institutional Class, Administrative Class, Class A, Class B, and Class C, of which Class A, Class B, and Class C shares are referred to herein as "Retail Class" shares; and

     WHEREAS, PALP wishes PIMCO to provide certain administrative and other services (but not investment advisory services) to the Trusts with respect to the Funds in the manner and on the terms hereinafter set forth;

     WHEREAS, PIMCO is willing to furnish such services in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


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Administration Agreement
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     1. Appointment. PALP hereby appoints PIMCO as the Administrator to provide
        -----------
        the administrative and other services set forth in Section 2 with respect to the PFMMS and CAT Funds and for the Retail Shares of PIMS for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation provided in
        Section 5.

        In the event any Trust establishes and designates additional series with respect to which PALP desires to retain the Administrator to render administrative and other services hereunder, PALP shall notify the Administrator in writing, whereupon such additional series shall become a Fund hereunder unless the Administrator is not willing to render such services and it so notifies PALP in writing within five (5) days of receiving such notice.

     2. Duties. Subject to the approval or consent of PALP and the Board of
        ------
        Trustees of each Trust, the Administrator shall provide all organizational, administrative and other services reasonably necessary for the operation of the Funds other than the investment advisory services provided by PALP and/or various sub-advisors pursuant to the investment advisory contracts (the "Investment Advisory Contracts") with each Trust and, where appropriate, the sub-advisory agreements between PALP and the sub-advisors.

         (a) Administrative Services. Subject to the general supervision of the
             -----------------------
             Board of Trustees of each Trust and PALP, the Administrator shall provide or procure, at the Administrator's expense, services to include the following: (i) coordinating matters relating to the operation of the Funds, including any necessary coordination among the advisor or advisors to the Funds, the custodian(s), transfer agent(s), dividend disbursing agent(s) and recordkeeping agent(s) (including pricing and valuation of the Funds), accountants, attorneys, and other parties performing services or operational functions for the Funds; (ii) providing the Funds with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Funds; (iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Trusts and the Funds as may be required by applicable federal or state law other than any records and ledgers that PALP indicates it will maintain under the Investment Advisory Contracts; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Funds required by applicable law; (v) preparing,

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Administration Agreement
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        filing, and arranging for the distribution of proxy materials and annual and semi-annual financial statements to shareholders of the Funds as required by applicable law; (vi) preparing and arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Funds and qualify the Trusts to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Funds as may be required by applicable law, including, without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies; and
        (viii) providing the Funds with adequate personnel, office space, communications facilities, and other facilities necessary for the Funds' operations as contemplated in this Agreement. It is understood and agreed that any printing, mailing and filing fee expenses in connection with items (v) and/or (vi) above shall be the responsibility of PALP and/or the Trusts and not the responsibility of the Administrator.

    (b) Other Services. Subject to the approval or consent of PALP and the Board
        --------------
        of Trustees of each Trust, the Administrator shall assist each Trust and the Funds to procure (at the expense of the Administrator with respect to the PIMS Institutional and Administrative shares and of PALP for the PIMS Retail Shares and all shares of PFMMS) the following services for the Funds: (i) custodian services for the Funds to provide for the safekeeping of the Funds' assets; (ii) recordkeeping services to maintain the portfolio accounting records for the Funds; (iii) transfer agent services for the Funds; and (iv) dividend disbursing services for the Funds. As required by the Administration Agreements, the services to be provided under (iii) and (iv) of this Section 2(b) shall be commensurate with the level of services reasonably necessary for the institutional investors that are eligible to invest in Institutional and Administrative Classes of the Funds, as set forth in the prospectus or prospectuses for such Classes of the Funds.

    (c) Retail Class Services. In addition to the Administrator's
        ---------------------
        responsibilities as specified in Subsections (a) and (b) above, subject to the general supervision of the Board of Trustees of each Trust and PALP, the Administrator, at PALP's expense, also shall provide, directly or through persons selected by the Administrator, to the Retail Classes of the Funds the following administrative, recordkeeping, and shareholder services: (i) transfer agency services reasonably necessary to meet the increased account activity associated with the Retail Classes; (ii) dividend disbursing services reasonably necessary to meet the increased number of accounts associated with the Retail Classes;

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Administration Agreement
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              (iii) preparing and arranging for the distribution of
              prospectuses, statements of additional information, proxy materials, periodic reports to shareholders, and other communications with Retail Class shareholders; and (iv) taking such other actions and providing or procuring such other services with respect to the Retail Classes as are reasonably necessary or desirable.

          (d) Organizational Services. The Administrator shall provide the
              -----------------------
              Trusts and the Funds (at PALP's expense with respect to the PIMS Retail Shares and all Shares of PFMMS and at the Administrator's expense with respect to the PIMS Institutional and Administrative Shares) with the services necessary to organize any Funds that commence operations on or after the date of this Agreement so that such Funds can conduct business as described in the applicable Trust's Registration Statement.

          (e) The Administrator shall also make its officers and employees available to the Board of Trustees and officers of each Trust for consultation and discussions regarding the administration of the Funds and services provided to the Funds under this Agreement.

          (f) In performing these services, the Administrator:

                (i) Shall conform with the 1940 Act and all rules and
                    regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by each Trust's Board of Trustees, with the provisions of each Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time.

               (ii) Will make available to each Trust, promptly upon request, any of the Fund's books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of such Trust are being conducted in a manner consistent with applicable laws and regulations.

              (iii) Will regularly report to each Trust's Board of Trustees
                    (including in connection with each approval of an Investment Advisory Contract pursuant to Section 15 of the 1940 Act) on the services provided under this Agreement and will
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Administration Agreement
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              furnish each Trust's Board of Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.

         For as long as this Agreement remains in effect, PALP shall relinquish any and all potential economic benefits to be derived from administrative fees to be paid PFMMS' former Managed Bond and Income Fund and Money Market Fund which have been reorganized as series of PIMS. Accordingly, PIMCO shall be entitled to retain the full amount of advisory and administrative fees paid by these Funds effective as of October 31, 1995.

         In the event that this Agreement is terminated, then PALP shall be entitled to receive from PIMCO compensation in the amount of $36,917 per month for the loss of the economic benefits associated with the reorganization, effective October 31, 1995, of PFMMS' former Managed Bond and Income Fund as a new series of PIMS (now called the PIMCO Total Return Fund II). If, after the termination of this Agreement, the total net assets of the PIMCO Total Return Fund II fall below $443 million, then the monthly compensation to be received by PALP shall instead be equal to one-twelfth of 0.10% of the average daily net assets of the PIMCO Total Return Fund II (adjusted upward to include an amount equal to the net exchanges (if any) out of the PIMCO Total Return Fund II into another portfolio or portfolios managed by PIMCO). PALP shall be entitled to receive such compensation only so long as PIMCO serves as both the advisor and administrator to the PIMCO Total Return Fund II or its sucessor, or until such time that the parties mutually agree to delete or amend this provision.

     3.  Documentation. PALP has delivered copies of each of the following
         -------------
         documents with respect to each Trust to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

           (a) each Trust's Registration Statement as filed with the SEC and any amendments thereto;

           (b) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statements described above; and

           (c) copies of the Agreement and Declaration of Trust and Bylaws of each Trust, as amended and restated through the date hereof.

     4. Independent Contractor. The Administrator shall for all purposes herein
        ----------------------
        be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of a Trust from time to
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Administration Agreement
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          time, have no authority to act for or represent any Trust in any way or otherwise be deemed its agent.

     5.   Compensation. PALP shall receive all administrative fees pursuant to
          ------------
          the Administration Agreements with PFMMS and CAT and PIMCO shall pay or assign to PALP all administrative fees payable with respect to the Retail Classes pursuant to the PIMS Administration Agreement. As compensation for the services rendered under this Agreement, PALP shall pay to the Administrator a fee at an annual rate of .035% on the first $10 billion in aggregate average daily net assets of the Funds of PFMMS and CAT and of the Retail Shares of PIMS and .028% on such assets in excess of $10 billion. The average daily net asset value of each Fund of PFMMS and CAT and of the Retail Shares of PIMS shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this Agreement is in effect. The fees payable to the Administrator for all of the Funds shall be paid monthly within five (5) business days after the end of such month. If for any month during the term of this Agreement, the aggregate compensation payable to the Administrator hereunder is less the $100,000, then on or before the fifth business day of the subsequent month, PALP shall pay the Administrator a special fee equal to the difference between $100,000 and the aggregate compensation payable to the Administrator for such prior month. Thereafter, if any future monthly payment to the Administrator exceeds $100,000, there shall be no adjustment in such amount because of any special fee paid pursuant to the prior sentence. If the Administrator shall serve for less than any whole month or less than any whole year, the foregoing compensation shall be prorated.

     6.   Non-Exclusivity. It is understood that the services of the
          ---------------
          Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

     7.   Expenses. During the term of this Agreement, the Administrator will
          --------
          pay all expenses (except those to be borne by the Trusts pursuant to the Administration Agreements or the Investment Advisory Contracts and those to be borne by PALP as provided herein) incurred by it in connection with its obligations under this Agreement, which shall include the expenses of maintaining its staff and personnel and providing the equipment, office space, and facilities necessary to perform its obligations under this Agreement. In addition, except as otherwise provided herein, the Administrator shall pay all of the expenses it has agreed to pay pursuant to the PIMS Administration Agreement and PALP shall pay all of the expenses it has agreed to pay pursuant to the PALP Administration Agreements.
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Administration Agreement
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      8.  Liability.  The Administrator shall give PALP and each Trust the
          ---------
          benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, PALP agrees that neither the Administrator nor its officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to PALP of the Administrator and that of its officers, directors, and employees, and shall in no way govern any other liability to any Trust or the Administrator or provide a defense for any other person, including persons that provide services for the Funds as described in Section 2(b) or (c) hereof.

      9.  Term and Continuation.  This Agreement shall take effect as of January
          ---------------------
          14, 1997 and shall remain in effect, unless sooner terminated as provided herein, for two years from such date, and shall continue thereafter on an annual basis with respect to each Fund, unless terminated as set forth below.

          This Agreement may be terminated:

            (a) by PALP at any time, without the payment of any penalty, upon 60 days' written notice to the Administrator;

            (b) by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to PALP; or

            (c) with respect to services rendered or to be rendered to PFMMS, at any time without the payment of any penalty, by vote of a majority of the independent Trustees of PFMMS.

          This Agreement shall automatically terminate as to any Fund if the Administration Agreement with respect to such Fund between PALP or PIMCO, as the case may be, and the applicable Trust shall terminate.

      10. Notices.  Notices of any kind to be given to the Administrator by PALP
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          shall be in writing and shall be duly given if mailed or delivered to the Administrator at 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to PALP by the Administrator shall be in writing and
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Administration Agreement
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          shall be duly given if mailed or delivered to PALP at 800 Newport
          Center Drive, Suite 100, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by PALP.

     11.  Counterparts.  This Agreement may be executed in one or more
          ------------
          counterparts, each of which shall be deemed to be an original.

     12.  Miscellaneous.
          -------------
           (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

           (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.


           (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

           (d) This Agreement may not be assigned by PALP or the Administrator without the consent of the other party.

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Administration Agreement
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        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                                                PIMCO ADVISORS L.P.

                                        By:
                                                -----------------------------

Attest:                                 Name:
        -------------------------               -----------------------------

Title:                                  Title:
        -------------------------               -----------------------------



                                                PACIFIC INVESTMENT
                                                MANAGEMENT COMPANY


                                        By:
                                                -----------------------------

Attest:                                 Name:
        -------------------------               -----------------------------

Title:                                  Title:
        -------------------------               -----------------------------